Exhibit 99.(e)(7)

SIXTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Sixth Amendment (the "Amendment") to the ETF Distribution Agreement dated as of May 31, 2017 (the "Agreement"), by and between AdvisorShares Trust (the "Fund Company"), and Foreside Fund Services, LLC (the "Distributor"), is entered into as of October 11, 2018 (the "Effective Date").

WHEREAS, the Fund Company and the Distributor (the "Parties") desire to amend Exhibit A of the Agreement to reflect the removal of one Fund and change in name of one Fund; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto to reflect a) the removal of AdvisorShares® KIM Korea Equity ETF, and b) the change in name of AdvisorShares® Wilshire Buyback ETF to AdvisorShares® DoubleLine Value Equity ETF.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/Dan Ahrens	By:	/s/Mark Fairbanks
	Dan Ahrens		Mark Fairbanks
	Secretary & Treasurer		Vice President

EXHIBIT A

 As of October 11, 2018

Funds:
AdvisorShares®	Madrona Domestic ETF
AdvisorShares®	Madrona Global Bond ETF
AdvisorShares®	Madrona International ETF
AdvisorShares®	Newfleet Multi-Sector Income ETF
AdvisorShares®	Pacific Asset Enhanced Floating Rate ETF
AdvisorShares®	Ranger Equity Bear ETF
AdvisorShares®	Sage Core Reserves ETF
AdvisorShares®	STAR Global Buy-Write ETF
AdvisorShares®	Treesdale Rising Rates ETF
AdvisorShares®	DoubleLine Value Equity ETF
AdvisorShares®	Dorsey Wright ADR ETF
AdvisorShares®	Cornerstone Small Cap ETF
AdvisorShares®	Focused Equity ETF
AdvisorShares®	New Tech and Media ET
AdvisorShares®	Vice ETF
AdvisorShares®	Dorsey Wright Micro Cap ETF
AdvisorShares®	Dorsey Wright Short ETF